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                                                                     EXHIBIT 2.1

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                            ASSET PURCHASE AGREEMENT



                                  BY AND AMONG



                                  EXULT, INC.,

                               GUNN PARTNERS INC.,

                     THE SHAREHOLDERS OF GUNN PARTNERS, INC.

                                       AND

                                 MICHAEL GIBSON





                          DATED AS OF NOVEMBER 22, 1999

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                                TABLE OF CONTENTS

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ARTICLE I      PURCHASE AND SALE OF ASSETS..................................................1

         1.1   Purchased Assets.............................................................1

         1.2   Excluded Assets..............................................................2

ARTICLE II     PURCHASE PRICE; ASSUMED LIABILITIES..........................................2

         2.1   Purchase Price...............................................................2

         2.2   Assumed Liabilities..........................................................3

         2.3   Excluded Liabilities.........................................................3

         2.4   No Expansion of Third Party Rights...........................................4

         2.5   Allocation...................................................................4

ARTICLE III    CLOSING......................................................................4

         3.1   Time and Place...............................................................4

         3.2   Procedure at the Closing.....................................................5

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF EXULT......................................5

         4.1   Corporate Status.............................................................5

         4.2   Corporate Power and Authority................................................5

         4.3   Enforceability...............................................................6

         4.4   Capitalization of Exult......................................................6

         4.5   No Violation.................................................................6

         4.6   No Commissions...............................................................6

         4.7   Financial Statements.........................................................7

         4.8   Changes Since the Exult Balance Sheet........................................7

         4.9   Litigation...................................................................7

         4.10  Compliance with Laws.........................................................7

         4.11  Employee Benefit Plans.......................................................7

         4.12  Tax Matters..................................................................7

         4.13  Clients; Client Contracts....................................................7

         4.14  Third-Party Transactions.....................................................7

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS...........8

         5.1   Corporate Status.............................................................8
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                                TABLE OF CONTENTS
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         5.2   Power and Authority..........................................................8

         5.3   Enforceability...............................................................8

         5.4   Shareholders; Capitalization of the Company..................................8

         5.5   No Violation.................................................................9

         5.6   No Commissions...............................................................9

         5.7   Financial Statements.........................................................9

         5.8   Changes Since the Current Balance Sheet.....................................10

         5.9   Litigation..................................................................10

         5.10  Environmental Matters.......................................................10

         5.11  Good Title, Adequacy and Condition..........................................13

         5.12  Compliance with Laws........................................................13

         5.13  Labor and Employment Matters................................................13

         5.14  Employee Benefit Plans......................................................14

         5.15  Tax Matters.................................................................15

         5.16  Insurance...................................................................15

         5.17  [Intentionally Omitted].....................................................15

         5.18  Licenses and Permits........................................................15

         5.19  Client Lists; Assigned Contracts............................................16

         5.20  Real Estate.................................................................16

         5.21  Intellectual Property.......................................................16

         5.22  Material Contracts..........................................................16

         5.23  [Intentionally Omitted].....................................................17

         5.24  Indebtedness and Liabilities of the Company.................................17

         5.25  Employees...................................................................17

         5.26  Business Relations..........................................................17

         5.27  The Data Protection Act.....................................................17

ARTICLE VI     CONDUCT OF BUSINESS PENDING THE CLOSING.....................................18

         6.1   Conduct of Business by the Company Pending the Closing......................18

ARTICLE VII    CERTAIN AGREEMENTS AND COVENANTS OF THE PARTIES.............................18

         7.1   Further Assurances..........................................................18
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                                TABLE OF CONTENTS
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         7.2   Confidentiality; Publicity..................................................19

         7.3   No Other Discussions........................................................19

         7.4   Access to Information.......................................................19

         7.5   Covenant not to Compete.....................................................19

         7.6   UK Covenant not to Compete..................................................22

         7.7   Assigned Contracts and Consents.............................................23

         7.8   Use of Name.................................................................23

         7.9   GPI Payables Reserve........................................................23

         7.10  Payment Default; Non-Exclusive License......................................24

         7.11  Agreement to Cooperate; Sales Tax Exemption.................................24

         7.12  Employment; Stock Options; Employee Benefit Matters.........................25

         7.13  Closing Conditions..........................................................26

         7.14  Business Failure of Exult...................................................26

         7.15  Gunn Database...............................................................26

         7.16  Right of First Offer........................................................26

         7.17  Financial Statements........................................................27

ARTICLE VIII   CONDITIONS TO THE OBLIGATIONS OF EXULT......................................27

         8.1   [Intentionally Omitted].....................................................28

         8.2   [Intentionally Omitted].....................................................28

         8.3   Corporate Certificate.......................................................28

         8.4   Delivery of Purchased Assets................................................28

         8.5   Legal Opinion...............................................................28

         8.6   No Adverse Litigation.......................................................28

         8.7   Third Party Consents........................................................28

         8.8   Employment Matters..........................................................28

         8.9   Board Approval..............................................................28

ARTICLE IX     CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS...........29

         9.1   [Intentionally Omitted].....................................................29

         9.2   [Intentionally Omitted].....................................................29
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                                TABLE OF CONTENTS
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         9.3   Corporate Certificate.......................................................29

         9.4   Legal Opinion...............................................................29

         9.5   Employment Matters..........................................................29

         9.6   Delivery of Closing Date Payment............................................29

         9.7   No Order or Injunction......................................................29

         9.8   Board Approval..............................................................29

ARTICLE X      INDEMNIFICATION.............................................................29

         10.1  Agreement by the Company and the Shareholders to Indemnify..................29

         10.2  Agreement by Exult to Indemnify.............................................31

         10.3  Survival of the Representations and Warranties..............................31

         10.4  Set off Against the Held Back Amount........................................31

         10.5  Delivery of the Held Back Amount............................................32

         10.6  No Bar......................................................................32

ARTICLE XI     DEFINITIONS.................................................................32

         11.1  Defined.....................................................................32

ARTICLE XII    TERMINATION.................................................................35

         12.1  Termination.................................................................35

         12.2  Effect of Termination.......................................................35

ARTICLE XIII   GENERAL PROVISIONS..........................................................35

         13.1  Notices.....................................................................35

         13.2  Entire Agreement; No Third Party Beneficiaries..............................36

         13.3  Expenses....................................................................36

         13.4  Amendment; Waiver; Binding Effect; Assignment...............................36

         13.5  Counterparts................................................................37

         13.6  Governing Law; Venue; Waiver of Jury........................................37

         13.7  Severability................................................................37

         13.8  Arm's Length Negotiations...................................................37

         13.9  Construction................................................................38
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                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------

EXHIBIT A           BILL OF SALE AND ASSIGNMENT
EXHIBIT B           ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 7.12(a)     EMPLOYEE AGREEMENTS
EXHIBIT 7.12(b)     EMPLOYEE AGREEMENTS
EXHBIIT 8.5         LEGAL OPINIONS OF ECKERT SEAMANS CHERIN & MELLOTT
EXHIBIT 9.4         LEGAL OPINIONS OF MCDERMOTT, WILL & EMERY
SCHEDULE 1.1(a)     TANGIBLE PERSONAL PROPERTY
SCHEDULE 1.1(b)     ASSIGNED CONTRACTS
SCHEDULE 1.1(f)     INTELLECTUAL PROPERTY
SCHEDULE 1.1(g)     LICENSES AND PERMITS
SCHEDULE 1.2        EXCLUDED ASSETS
SCHEDULE 4.4        CAPITALIZATION OF EXULT
SCHEDULE 4.7        FINANCIAL STATEMENTS
SCHEDULE 4.8        CHANGES SINCE THE EXULT BALANCE SHEET
SCHEDULE 4.11       EMPLOYEE BENEFIT PLANS
SCHEDULE 4.14       THIRD-PARTY TRANSACTIONS
SCHEDULE 5.1        CORPORATE STATUS
SCHEDULE 5.7        FINANCIAL STATEMENTS
SCHEDULE 5.10       ENVIRONMENTAL MATTERS
SCHEDULE 5.14       EMPLOYEE BENEFIT PLANS
SCHEDULE 5.15       TAX MATTERS
SCHEDULE 5.16       INSURANCE POLICIES
SCHEDULE 5.19       CLIENT LISTS; ASSIGNED CONTRACTS
SCHEDULE 5.20       REAL ESTATE
SCHEDULE 5.21       INTELLECTUAL PROPERTY
SCHEDULE 5.22       MATERIAL CONTRACTS
SCHEDULE 5.24       INDEBTEDNESS AND LIABILITIES OF THE COMPANY
SCHEDULE 5.25       EMPLOYEES
SCHEDULE 6.1        CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING
SCHEDULE 7.12(a)    EMPLOYMENT MATTERS
SCHEDULE 7.12(b)    EMPLOYMENT MATTERS
SCHEDULE 7.15       GUNN DATABASE
SCHEDULE 8.7        THIRD PARTY CONSENTS
SCHEDULE 10.1       AGREEMENT BY THE COMPANY AND THE SHAREHOLDERS TO INDEMNIFY

                                                                [EXECUTION COPY]

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated as of November 22, 1999, is entered into by and among EXULT, INC., a Delaware corporation ("EXULT"), GUNN PARTNERS INC., a Delaware corporation (the "COMPANY"), Michael Gibson, a member of the Company's senior management who is not a shareholder of the Company but who has agreed to be bound by the terms hereof as if he were a shareholder of the Company ("GIBSON"), and the shareholders of the Company whose names are set forth on the signature pages attached hereto (such shareholders, together with Gibson, being referred to herein collectively, the "SHAREHOLDERS"). Certain other capitalized terms used herein are defined in
Article XI hereof and throughout this Agreement.

                                    RECITALS

         The Company owns and operates a business which specializes in providing management consulting services in such areas as finance, human resources, procurement, real estate and facilities management, and environmental health and safety (the "BUSINESS"). Exult desires to purchase and the Company and the Shareholders desire to sell, substantially all of the assets, properties and business of the Company on the terms and subject to the conditions set forth in this Agreement.


                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                           PURCHASE AND SALE OF ASSETS

         1.1 PURCHASED ASSETS. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 3.1 hereof) the Company shall sell, convey, transfer, assign and deliver to Exult all of its right, title and interest in and to all of the assets and properties owned by the Company and employed or used in connection with the Business of every kind and description, whether tangible or intangible, wherever located, except for those assets of the Company which are specifically excluded as provided in
Section 1.2 hereof (collectively, the "PURCHASED ASSETS"), free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever. Without limiting the generality of the foregoing, the Purchased Assets shall include (without limitation) the following assets:

                  (a) Tangible Personal Property. All machinery, equipment, tools, supplies, leasehold improvements, construction in progress, furniture and fixtures, trucks, automobiles, vehicles, computer equipment, computer software and all other tangible fixed assets owned by the Company, including (without limitation) those set forth on SCHEDULE 1.1(A) attached hereto;

                  (b) Assigned Contracts. All of the contract and non-contract customer accounts, customer account contracts, franchise contracts, other rights to provide services to the customers of the Company and other Contracts relating to the Business, as set forth on SCHEDULE 1.1(B) attached hereto (collectively, the "ASSIGNED CONTRACTS");

                  (c) [Intentionally Omitted];

                  (d) Prepayments. All prepaid and deferred items of the Company, including (without limitation) prepaid rentals, insurance, taxes and deposits relating to the operations of the Company;

                  (e) Leasehold Interests. All of the interest of and the rights and benefits accruing to the Company as lessee under the Leased Premises (as defined in Section 5.20 hereof) and any leases of machinery, vehicles, equipment, tools, furniture, fixtures or other fixed assets;

                  (f) Intellectual Property. All of the proprietary rights of the Company, including (without limitation) all trade names, slogans, processes, operating rights, other licenses (including, without limitation, all worldwide licenses with respect to all existing patents and patent applications used in connection with the Business) and permits and other similar intangible property and rights relating to the Company, including all right in and to the use of the name "Gunn Partners Inc." and any substantially similar name or derivative thereof (collectively, the "INTELLECTUAL PROPERTY"), including (without limitation) those set forth on SCHEDULE 1.1(F) attached hereto;

                  (g) Licenses and Permits. To the extent assignable, all permits, licenses, certificates of authority, franchises, accreditations, registrations and other authorizations issued or used in connection with the Business, including (without limitation) those set forth on SCHEDULE 1.1(G) attached hereto; and

                  (h) Books, Records and other Assets. All operating data and records of the Company, including (without limitation) customer lists and records; credit records; budgets and other similar documents and records; and all of the Company's telephone and telecopier numbers and post office boxes.

         1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary set forth in Section 1.1, the Purchased Assets shall not include those assets specifically set forth on SCHEDULE 1.2 attached hereto.

                                   ARTICLE II

                       PURCHASE PRICE; ASSUMED LIABILITIES

         2.1 PURCHASE PRICE. As consideration for the Purchased Assets, Exult agrees, on the terms and subject to the conditions and limitations set forth herein, to pay to the Company an


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

aggregate of Fifteen Million Dollars ($15,000,000) (the "PURCHASE PRICE"), which amount shall be payable by Exult as follows: (a) on the Closing Date, Exult shall pay to the Company Five Million Dollars ($5,000,000) of the Purchase Price in cash by wire transfer of immediately available funds (the "CLOSING DATE PAYMENT") and (b) subject to set-off and recoupment by Exult in accordance with the provisions of Article X hereof, (i) within five days following the first anniversary of the Closing Date, Exult shall pay to the Company Five Million Dollars ($5,000,000) (the "SECOND INSTALLMENT") and (ii) within five days following the second anniversary of the Closing Date, Exult shall pay to the Company $5,000,000 (the "THIRD INSTALLMENT;" the Second Installment and the Third Installment being referred to herein, collectively, as the "HELD BACK AMOUNT"). In the event any employee listed on SCHEDULE 5.25 attached hereto shall cease to be employed by Exult (due to the termination of such employee by Exult for Cause or the resignation of such employee) prior to the scheduled payment date of the Second Installment or the Third Installment, as the case may be, then the Second Installment and the Third Installment, as the case may be, shall be reduced by the amount of the agreed-upon devaluation of the Business relating thereto as set forth on SCHEDULE 5.25 attached hereto. It is expressly understood and agreed that neither a termination by Exult for Cause or a resignation by a Shareholder or any other employee listed on SCHEDULE 5.25 shall result in any forfeiture or adjustment of any payment previously received hereunder.

         2.2 ASSUMED LIABILITIES. As of the Closing, Exult shall assume the future payment and performance of the obligations and other duties of the Company with respect to the Business under the Assigned Contracts and the Real Estate Leases to the extent that such obligations and duties accrue after the Closing Date (the "ASSUMED LIABILITIES").

         2.3 EXCLUDED LIABILITIES. Except for the Assumed Liabilities, the parties hereto expressly agree that Exult shall not assume or otherwise become liable for, and none of the Purchased Assets shall become subject to any Lien or claim for, any obligations or liabilities of the Company (the "EXCLUDED LIABILITIES"), including (without limitation) (a) any liability or obligation relating to income, franchise, sales, profits, use, license, gross receipts, excise, single business, occupation, payroll, employment, unemployment, personal property, gains, stamp, transfer or withholding taxes relating to the ownership of the Purchased Assets or the operation of the Company prior to the Closing or to the sale, acquisition, conveyance, transfer and delivery of the Purchased Assets hereunder, or any part thereof or interest therein, or which arise by reason of any other transaction contemplated hereby, including (without limitation) any interest or penalties related thereto; (b) any liability or obligation relating to any material default under any of the Assumed Liabilities to the extent such default existed or was caused prior to the Closing; (c) any liability or obligation, whether arising in tort, contract or from violation of any law, statute, rule or regulation (including, without limitation, the Council of the European Communities' Directives No. 77/187 EEC and 98/50/EC (the "ACQUIRED RIGHTS DIRECTIVES"), the United Kingdom's Transfer of Undertaking (Protection of Employment) Regulations 1981, as amended ("TUPE"), and any other enabling or implementing legislation in force from time to time in any European jurisdiction to which the transfer of the assets, properties and business of the Company may be subject ("OTHER EUROPEAN TRANSFER OF UNDERTAKINGS LAW") and the Council of the European Communities' Directive No. 95/46/EEC (the "DATA PROTECTION DIRECTIVE"), the United Kingdom's Data Protection Act 1998 (the "UK PROTECTION ACT") and any other enabling or implementing legislation in force from time to time in any European jurisdiction relating to the collection, holding, processing or use of Personal Data ("OTHER

EUROPEAN DATA PROTECTION LAW"); provided that, for the purposes of this Agreement, "PERSONAL DATA" shall mean data which relate to a living individual who can be identified from those data or from those data and other information which is or has been in the Company's possession (including such information and data relating to the employees listed in SCHEDULES 7.12(A) AND 7.12(B) attached hereto) and the collection, holding, processing or use of which is subject to the requirements of the Data Protection Directive, the UK Protection Act and Other European data protection law) by the Company, or an employee or agent thereof, that arises out of or results from any act, omission, occurrence or state of facts prior to the Closing; (d) any liability or obligation of the Company, or any entity that would be aggregated with the Company under Code
Section 414(b), (c), (m) or (o), with respect to or arising out of any Employee Benefit Plan and (e) any other liability or obligation of the Company or any other person or entity, absolute or contingent, known or unknown that is not expressly agreed to be assumed pursuant to the provisions of Section 2.2 hereof.

         2.4 NO EXPANSION OF THIRD PARTY RIGHTS. The assumption by Exult of the Assumed Liabilities, and the transfer thereof by the Company, shall in no way expand the rights or remedies of any third parties against Exult or the Company, as compared to the rights and remedies which such third party would have had against the Company had Exult not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by Exult of the Assumed Liabilities shall not create any third party beneficiary rights.

         2.5 ALLOCATION. The parties agree that the sum of One Hundred Thousand Dollars ($100,000) shall be allocated to the non-competition obligations set forth in Section 7.5 and Section 7.6 hereof and that the remaining Purchase Price shall be allocated among the Purchased Assets to be transferred pursuant to this Agreement. The parities agree to allocate such remaining portion of the Purchase Price among the Purchased Assets in a manner consistent with the requirements set forth in Section 1060 of the Code and the Treasury regulations promulgated thereunder. Within 90 days after the Closing, Exult shall provide the Company with a preliminary allocation of the Purchase Price for the Company's review and approval, which approval shall not be unreasonably withheld or delayed. In addition, it is agreed that such allocation will be binding on both parties for federal income tax purposes in connection with this purchase and sale of the Purchased Assets, and will be consistently reflected by each party on their respective federal income tax returns. The parties agree to prepare and timely file all applicable Internal Revenue Service forms, including Form 8594 (Asset Acquisition Statement), and other governmental forms, to cooperate with each other in the preparation of such forms and to furnish each other with a copy of such forms prepared in draft, within a reasonable period prior to the filing due date thereof.


                                  ARTICLE III

                                    CLOSING

         3.1 TIME AND PLACE. The consummation of the transactions contemplated hereby (the "CLOSING") shall take place as of the date hereof by an exchange of facsimile pages, with originals to be delivered by overnight courier. The date on which the Closing occurs shall be referred to herein as the "CLOSING DATE."


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         3.2 PROCEDURE AT THE CLOSING. At the Closing, the parties agree that the following shall occur:

                  (a) The Company shall have satisfied, or Exult shall have waived in writing in its sole discretion, each of the conditions set forth in Article VIII hereof and shall deliver to Exult the documents, certificates, opinions, consents and letters required by such Article.

                  (b) Exult shall have satisfied, or the Company shall have waived in writing in its sole discretion, each of the conditions set forth in Article IX and shall deliver to the Company the documents, certificates, opinions, consents and letters required by such Article.

                  (c) The Company shall deliver to Exult, or its assignee, the
         (a) Bill of Sale and Assignment in the form attached hereto as EXHIBIT A and (b) Assignment and Assumption Agreement in the form attached hereto as EXHIBIT B, and such other deeds, bills of sale, endorsements, assignments, releases and other instruments as shall be sufficient to vest in Exult (or its assignee) good and marketable title to the Purchased Assets. The Company agrees to execute and deliver to Exult (or its assignee) from time to time such further and particular assignments, consents, or other instruments in writing as Exult (or its assignee) may request as appropriate or desirable to confirm its title in and to the Purchased Assets. At or prior to the Closing, Exult may, in its sole and absolute discretion, instruct the Company to transfer the Purchased Assets to a direct or indirect wholly-owned subsidiary of Exult.

                  (d) Exult shall pay to the Company the Closing Date Payment, except for an amount equal to the Payables Reserve amount (as defined in Section 7.9 hereof).


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF EXULT

         Exult represents and warrants to the Company and the Shareholders that, as of the date hereof:

         4.1 CORPORATE STATUS. Exult is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Exult Equity Partners, Inc. is a wholly-owned subsidiary of Exult.

         4.2 CORPORATE POWER AND AUTHORITY. Exult has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Exult has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.


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         4.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by Exult and constitutes a legal, valid and binding obligation of Exult, enforceable against Exult in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         4.4 CAPITALIZATION OF EXULT. As of the date hereof, the authorized capital of Exult consists of 25,000,000 shares of common stock, par value $0.0001 per share ("EXULT COMMON STOCK"), and 5,000,000 shares of preferred stock, par value $0.0001 per share. As of the date hereof, (a) 1,834,350 shares of Exult Common Stock are issued and outstanding, (b) (i) 25,000 shares of Series A Preferred Stock of Exult are issued and outstanding (each share of Series A Preferred Stock is convertible to 180 shares of Exult Common Stock),
(ii) 1,696,369 shares of Series B Preferred Stock of Exult are issued and outstanding and (iii) 1,536,964 shares of Series C Preferred Stock of Exult are issued and outstanding (collectively, "EXULT PREFERRED STOCK"), (c) no shares of Exult Common Stock or Exult Preferred Stock are held in the treasury of Exult,
(d) 1,042,251 options to purchase Exult Common Stock are issued and outstanding,
(e) 197,159 shares of Exult Common Stock are reserved for issuance upon the exercise of outstanding warrants to purchase Exult Common Stock and (f) 7,733,333 shares of Exult Common Stock were reserved for issuance upon conversion of outstanding Exult Preferred Stock. SCHEDULE 4.4 attached hereto sets forth a list all Persons that hold more than 5% of the issued and outstanding Exult Common Stock. Assuming the conversion, as of the date hereof, of all issued and outstanding Exult Preferred Stock and the exercise of all outstanding warrants and options to purchase Exult Common Stock, 10,807,093 shares of Exult Common Stock would be issued and outstanding.

         4.5 NO VIOLATION. The execution and delivery by Exult of this Agreement, the performance by Exult of its obligations hereunder and the consummation by Exult of the transactions contemplated hereby, each in accordance with the terms hereof, will not (a) violate or conflict with the Certificate of Incorporation or Bylaws of Exult, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or any arbitration award which is either applicable to, binding upon or enforceable against Exult, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to refuse to perform under, terminate, amend, modify, abandon or accelerate, any customer account contract that is applicable to, binding upon or enforceable against Exult or (d) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except, in the case of clauses (b), (c) and (d) of this Section 4.5, for such matters as would not have a material adverse effect on Exult or its financial condition, properties, operations or business (an "EXULT MATERIAL AVERSE EFFECT").

         4.6 NO COMMISSIONS. Except with respect to any finder's or broker's or agent's fees or commissions owed to any consultant or employee of Exult pursuant to the terms of any contract or agreement, Exult has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


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         4.7 FINANCIAL STATEMENTS. Exult has delivered to the Company its un-audited financial statements for the fiscal year ended September 30, 1999, copies of which are attached to SCHEDULE 4.7 hereto (collectively, the "EXULT FINANCIAL STATEMENTS"). The balance sheet, dated as of September 30, 1999, of Exult included in the Exult Financial Statements is referred to herein as the "EXULT BALANCE SHEET." To Exult's knowledge, the Exult Financial Statements fairly present the financial position of Exult as of the date of such balance sheet and the results of operations of Exult for the period covered thereby.

         4.8 CHANGES SINCE THE EXULT BALANCE SHEET. Except as set forth on
SCHEDULE 4.8 hereto, since the date of the Exult Balance Sheet, Exult has not incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $250,000 in the aggregate, other than in the ordinary course of business consistent with past practice and except for this Agreement and the transactions contemplated hereby.

         4.9 LITIGATION. There is no action, suit or other legal or administrative proceeding or governmental investigation pending against Exult, except for any such action, suit, or proceeding which would not cause an Exult Material Averse Effect.

         4.10 COMPLIANCE WITH LAWS. Exult is and has been in compliance in all material respects with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past) and any other properties and assets (in each case owned or used by it now or in the past), except for such noncompliance which would not cause an Exult Material Averse Effect.

         4.11 EMPLOYEE BENEFIT PLANS. SCHEDULE 4.11 attached hereto sets forth a summary of each Employee Benefit Plan (as defined in Section 5.14 hereof) of Exult, true and complete copies of which have been furnished by Exult to the Company.

         4.12 TAX MATTERS. With respect to each taxable period of Exult, there is no material action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the knowledge of Exult, threatened against or with respect to Exult regarding Taxes. To Exult's knowledge, Exult has filed all tax returns required by applicable law and has paid all taxes, if any, reflected thereon to be due and owing to any Governmental Authority, except where any failure to do so would not result in an Exult Material Adverse Effect.

         4.13 CLIENTS; CLIENT CONTRACTS. As of the date hereof, Exult has no material revenue-producing clients or client contracts.

         4.14 THIRD-PARTY TRANSACTIONS. Except as set forth in SCHEDULE 4.14 attached hereto, Exult is not negotiating nor is its board of directors or senior management team actively discussing (a) any transaction which would result in an Exult Change of Control (as defined in Section 7.5 hereof), (b) any sale or transfer of all or substantially all of the Purchased Assets to any Person not directly or indirectly controlled by Exult or (c) a Material Dilution Event (as hereinafter defined). It is expressly understood and agreed that this
Section 4.14 (i) is intended to be limited to transactions which could reasonably be expected to close within five months after the Closing Date and
(ii) is not intended to include the acquisition of the assets, equity securities or the business of any Person (a "BUSINESS ACQUISITION") so long as such Business Acquisition does not result in an Exult Change of Control. For purposes hereof, the term "MATERIAL DILUTION EVENT" means the issuance of equity securities of Exult comprising more than 25% of the then issued and outstanding equity securities of Exult, determined on a fully-diluted basis, in one or a series of related transactions, other than in connection with (w) a Business Acquisition, (x) an underwritten public offering, (y) the issuance of equity securities currently required pursuant to the terms of any agreement between Exult and a third party, a true and complete copy of which was previously delivered to the Company or (z) the exercise of previously issued and outstanding stock options or warrants, or the subsequent issuance or exercise of equity securities, warrants or options issued after the date hereof, pursuant to the terms of a stock option plan or agreement, a true and complete copy of which was previously delivered to the Company.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE SHAREHOLDERS

         Each of the Company and the Shareholders, jointly and severally (subject to the limitations on the individual liability of the Shareholders set forth in Section 10.1 hereof), represents and warrants to Exult, as of the date hereof, as to the following:

         5.1 CORPORATE STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. Except as set forth in SCHEDULE
5.1 attached hereto, the Company is not legally qualified to do business as a foreign corporation in any state and the nature of its properties and the conduct of its business does not require such qualification.

         5.2 POWER AND AUTHORITY. The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Shareholders has the requisite competence, power and authority to execute and deliver this Agreement, to perform such Shareholder's obligations hereunder and to consummate the transactions contemplated hereby.

         5.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Company and the Shareholders and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         5.4 SHAREHOLDERS; CAPITALIZATION OF THE COMPANY. As of the date hereof, the Shareholders constitute the holders of all issued and outstanding shares of capital stock of the

Company, and (except as provided in the 1995 Amended and Restated Shareholder Agreement of Gunn Partners Inc. and as provided under applicable securities laws) the Shareholders own such shares free and clear of all Liens, restrictions and claims of any kind. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any amount of its capital stock (or securities convertible into or exchangeable for any amount of its capital stock).

         5.5 NO VIOLATION. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby, each in accordance with the terms hereof, will not (a) violate or conflict with the Certificate of Incorporation or Bylaws of the Company, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or any arbitration award which is either applicable to, binding upon or enforceable against the Company, the Shareholders or the Purchased Assets, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to refuse to perform under, terminate, amend, modify, abandon or accelerate, any material Contract (including the Assigned Contracts) which is applicable to, binding upon or enforceable against the Company, the Shareholders or the Purchased Assets, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Purchased Assets or (e) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person.

         5.6 NO COMMISSIONS. The Company and the Shareholders have not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         5.7 FINANCIAL STATEMENTS. The Company has delivered to Exult the financial statements of the Company, including the notes thereto, for (a) the 12-month period ended December 31, 1998, which have been reviewed by Vitale Caturano & Co., P.C. of Boston, Massachusetts and (b) the nine-month period ended September 30, 1999 (collectively, the "FINANCIAL STATEMENTS"), copies of which are attached to SCHEDULE 5.7 hereto. The balance sheet dated as of September 30, 1999, of the Company included in the Financial Statements is referred to herein as the "CURRENT BALANCE SHEET". The Financial Statements fairly present the financial position of the Company and the Business as of the balance sheet date and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The books and records of the Company relating to the Business fully and fairly reflect all transactions, properties, assets and liabilities of the Business. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein; provided, however, that the Financial Statements for the period ended September 30, 1999 are subject to normal year-end adjustments consistent with past practices.

         5.8 CHANGES SINCE THE CURRENT BALANCE SHEET. Since the date of the Current Balance Sheet, the Company has not (a) paid any bonus to or increased the rate of compensation of any of its officers, directors or salaried employees, or amended any other terms of employment of such persons; (b) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (c) made or obligated itself to make capital expenditures other than in the ordinary course of business consistent with past practice; (d) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (e) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $10,000 in the aggregate other than in the ordinary course of business consistent with past practice, except for this Agreement and the transactions contemplated hereby; (f) made or adopted any change in its accounting practice or policies; (g) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (h) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice; (i) entered into any employment agreement; (j) terminated, amended or modified agreements in the aggregate involving an amount in excess of $10,000 in the aggregate; (k) imposed any security interest or other Lien on any of the Purchased Assets; (l) delayed paying any account payable which is due and payable except to the extent being contested in good faith; (m) made or pledged any charitable contribution; (n) entered into any plan, agreement or arrangement granting any preferential rights to purchase or acquire any property, rights or assets other than in the ordinary course of business; (o) entered into any other transaction or was subject to any event which had or may have a Material Adverse Effect on the Company, the Business or the Purchased Assets; (p) engaged in any transaction other than in the ordinary course of the Business; (q) suffered or incurred any work interruptions, labor grievances, or claims filed, or any similar event which has or would have a Material Adverse Effect on the Company, the Business or the Purchased Assets or (r) agreed to do or authorized any of the foregoing.

         5.9 LITIGATION. There is no action, suit, or other legal or administrative proceeding or governmental investigation pending or, to the Company's Knowledge, threatened, anticipated or contemplated against, by or affecting the Company, the Shareholders (in their capacity as shareholders of the Company) or the Purchased Assets, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby and, to the Company's Knowledge, there is no basis for any of the foregoing. There are no outstanding orders, decrees, stipulations or agreements issued by any Governmental Authority in any proceeding or agreed to by the Company or the Shareholders to which the Company or the Shareholders are or were a party which have not been complied with in full or which continue to impose any obligations or which may have a Material Adverse Effect on the Company, the Shareholders or the Purchased Assets.

         5.10 ENVIRONMENTAL MATTERS.

                  (a) The Company (as defined in clause (g) below) is and has at all times been in full compliance with all Environmental Laws (as defined in clause (g) below) governing its business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge (as defined in clause (g) below) and Handling (as defined in clause (g) below) of Hazardous Substances (as defined in clause

         (g) below); (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined in clause (g) below) for the ownership of its properties and assets and the operation of its business as presently conducted, including Licenses relating to the Handling and Discharge of Hazardous Substances; and (iv) all applicable writs, orders, judgements, injunctions, governmental communications, decrees, informational requests or demands issued pursuant to, or arising under, any Environmental Laws.

                  (b) There are no (and there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively "NOTICES"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings pending or threatened against or involving the Company, or its business, operations, properties, or assets, issued by any Governmental Authority or third party with respect to any Environmental Laws or Licenses issued to the Company thereunder in connection with, related to or arising out of the ownership by the Company of its properties or assets or the operations of its business, which have not been resolved.

                  (c) The Company has not Handled or Discharged, nor has it allowed or arranged for any third party to Handle or Discharge, Hazardous Substances to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances; (ii) any real property currently or previously owned or operated by the Company; or
         (iii) any site which, pursuant to any Environmental Laws, (x) has been placed on the National Priorities List or its state equivalent, or (y) the Environmental Protection Agency or the relevant state agency or other Governmental Authority has notified the Company that such Governmental Authority has proposed or is proposing to place on the National Priorities List or its state equivalent.

                  (d) SCHEDULE 5.10 attached hereto identifies the operations and activities, and locations thereof, which have been conducted or are being conducted by the Company on any real property currently or previously owned or operated by the Company which have involved the Handling or Discharge of Hazardous Substances.

                  (e) The Company does not use, nor has it used, any Above Ground Storage Tanks (as defined in clause (g) below) or Underground Storage Tanks (as defined in clause (g) below), and there are not now nor have there ever been any Underground Storage Tanks beneath any real property currently or previously owned or operated by the Company that are required to be registered under applicable Environmental Laws.

                  (f) SCHEDULE 5.10 identifies (i) all environmental audits, assessments or occupational health studies undertaken by the Company or its agents or, to the knowledge of the Company, undertaken by any Governmental Authority, or any third party, relating to or affecting the Company or any real property currently or previously owned or operated by the Company; (ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by the Company or its agents or, to the knowledge of the Company, undertaken by any Governmental Authority or any third party, relating to or affecting the Company or any real property currently or previously owned or operated by the Company which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws; (iii) all material written communications between the Company and any Governmental Authority arising under or related to Environmental Laws; and (iv) all outstanding citations issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting either the Company or any real property currently or previously owned or operated by the Company.

                  (g) For purposes of this Section 5.10, the following terms shall have the meanings ascribed to them below:

                  "ABOVE GROUND STORAGE TANK" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing above-ground storage tanks.

                  "COMPANY" means, for purposes of this Section 5.10, the Company and any Affiliates.

                  "DISCHARGE" means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil or air.

                  "ENVIRONMENTAL LAWS" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where the Company conducts business, whether currently in existence or hereafter enacted or promulgated, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C.ss.9601, et seq. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.ss.6901 et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C.ss.1801, et seq.; the Clean Water Act, as amended, 33 U.S.C.ss.1311, et seq.; the Clean Air Act, as amended (42 U.S.C.ss.7401-7642); the Toxic Substances Control Act, as amended, 15 U.S.C.ss.2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C.ss.136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C.ss.11001, et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C.ss.651, et seq. ("OSHA").

                  "HANDLE" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may further be defined in any Environmental Law, of any Hazardous Substances or Waste.

                  "HAZARDOUS SUBSTANCES" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, including without limitation, chemicals, compounds, by-products, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any Environmental Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Laws.

                  "LICENSES" means all licenses, certificates, permits, approvals and registrations.

                  "UNDERGROUND STORAGE TANK" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

         5.11 GOOD TITLE, ADEQUACY AND CONDITION. The Company has, and at the Closing will have, good and marketable title to the Purchased Assets with full power to sell, transfer and assign the same, free and clear of any Lien, and by delivery of the Bill of Sale and Assignment, as contemplated by Section 3.2 hereof, the Company will deliver to Exult title to such Purchased Assets free and clear of any Lien. The Purchased Assets constitute, in the aggregate, all of the assets and properties necessary for the conduct of the Business in the manner in which and to the extent to which such business is currently being conducted. The Purchased Assets are in good operating condition, normal wear and tear excepted, and have been maintained in accordance with all applicable specifications and warranties.

         5.12 COMPLIANCE WITH LAWS. The Company is and has been in compliance in all material respects with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Purchased Assets, and any other properties and assets (in each case owned or used by it now or in the past). The Company is not subject to any Contract (including the Assigned Contracts), decree or injunction that restricts the continued operation of the Company or the expansion thereof to other geographical areas, customers or suppliers, or to other lines of business.

         5.13 LABOR AND EMPLOYMENT MATTERS. The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union. The Company has complied in all material respects with all applicable laws, rules and regulations relating to employment, employment taxes (including, without limitation, all national, regional and local income taxes, national insurance contributions and any other forms of charge, levy or deduction in respect of employees' health and retirement), civil rights and equal employment opportunities (including, without limitation, to the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act (and equivalent or comparable provisions in all other jurisdictions in the Restricted Territories as defined in Section 7.5 hereof) and the Acquired Rights Directive, TUPE and Other European transfer of undertakings law, each as amended).

         5.14 EMPLOYEE BENEFIT PLANS.

                  (a) SCHEDULE 5.14 attached hereto sets forth each Employment Benefit Plan of the Company. With respect to each Employee Benefit Plan (as defined in clause (d) below) of the Company, (i) each has been administered in compliance with its terms and with all applicable laws including, without limitation, ERISA and the Code; (ii) no actions, suits, claims or disputes (other than routine claims for benefits) are pending or threatened; (iii) no audits, proceedings, claims or demands are pending with any Governmental Authority; (iv) all reports, returns and similar documents required to be filed with any Governmental Authority or distributed to any plan participant have been duly or timely filed or distributed; (v) no "prohibited transaction" has occurred within the meaning of ERISA or the Code; (vi) no such plan provides medical or dental benefits for any current or former employees of the Company or its predecessors after termination of employment other than rights that may be provided by law; (vii) no such plan obligates the Company to pay separation, severance, termination or similar benefits as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as defined in Section 280G of the Code); (viii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the Company as of the Closing; (ix) no such plan has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of the Company; (x) the Company has complied with the notice and continuation of coverage requirements of
         Section 4980B of the Code and the regulations thereunder with respect to any group health plan within the meaning of Code Section 5000(b)(1); and (xi) the Company does not participate in, nor has ever participated in, nor have any withdrawal liability under, ERISA with respect to, a "multiemployer plan" (as defined in Section 3(37) of ERISA). True and accurate copies of each Employee Benefit Plan of the Company, together with the most recent annual reports on Form 5500, all IRS favorable determination letters and summary plan descriptions for such plans have been furnished to Exult.

                  (b) With respect to each Employee Benefit Plan of the Company intended to qualify under Code Section 401(a) or 403(a), (i) the Internal Revenue Service has issued a favorable determination letter, which has not been revoked, that any such plan is tax-qualified and exempt from federal income tax; (ii) no reportable event (within the meaning of Section 4043 of ERISA) has occurred; and (iii) the present value of all liabilities under any such plan will not exceed the current fair market value of the assets of such plan (determined using the actuarial assumption used for the most recent actuarial valuation for such plan).

                  (c) Exult will not suffer any loss, cost or liability as a result of any claim that the Company, or any entity that would be aggregated with the Company under Code Section 414(b), (c), (m) or (o), has not complied with the provisions of paragraphs (a) and (b) above with respect to each Employee Benefit Plan maintained by any such entity.

                  (d) For purposes hereof, "EMPLOYEE BENEFIT PLAN" means any:
         (i) employee pension benefit plan as defined in Section 3(2) of ERISA;
         (ii) multiemployer plan as defined in Section 3(37) of ERISA; (iii) employee welfare benefit plan as defined in Section 3(1) of ERISA; and
         (iv) any stock option, bonus, stock purchase, or insurance plan and any severance or termination pay plan or policy in which employees, spouses or dependents participate.

         5.15 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof with respect to the Company or its respective income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. Except as set forth in
SCHEDULE 5.15 attached hereto, all Taxes due and payable by or with respect to the Company and the Business have been paid or are accrued on the Current Balance Sheet. The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. With respect to each taxable period of the
Company: (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against the Company; (ii) the Company has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iii) the Company has not requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing; (iv) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to the Company regarding Taxes; and (v) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the Assets of the Company. No sales or use tax, non-recurring intangible tax, documentary stamp tax or other excise tax (or comparable tax imposed by any governmental entity) will be payable by the Company or Exult by virtue of the transactions contemplated in this Agreement. The Company has duly and validly filed an election for "S" corporation status under the Code, and such "S" election has not been revoked or terminated and neither the Company nor any of the Shareholders has taken any action which would cause a termination of such "S" election.

         5.16 INSURANCE. The Company is covered by valid, outstanding and enforceable policies of insurance covering the Purchased Assets and Business under the policies listed on SCHEDULE 5.16 attached hereto (the "INSURANCE POLICIES"). SCHEDULE 5.16 contains a complete and correct list of all Insurance Policies and all amendments and riders thereto and reflects the policy number, terms, identity of insurer, amount and coverage with respect to each such Insurance Policy. Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. The Company has complied with the provisions of such Insurance Policies. The Company has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.

         5.17 [INTENTIONALLY OMITTED].

         5.18 LICENSES AND PERMITS. The Company possesses all material licenses and required governmental or official approvals, permits or authorizations (collectively, the "PERMITS") for its business and operations. All such Permits are valid and in full force and effect, the Company is in compliance in all respects with their requirements, and no proceeding is pending or threatened to revoke or amend any of them.

         5.19 CLIENT LISTS; ASSIGNED CONTRACTS. Set forth in SCHEDULE 1.1(B) attached hereto is a complete list of (a) all of the clients of the Company and
(b) the Assigned Contracts. Except as set forth in SCHEDULE 5.19 attached hereto, all of the clients listed on such SCHEDULE 1.1(B) are subject to valid and enforceable Assigned Contracts. True, correct and complete copies of such Assigned Contracts have been furnished by the Company to Exult. The Company has not violated any of the terms or conditions of any of the Assigned Contracts and, to the Company's Knowledge, all of the covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination thereunder.

         5.20 REAL ESTATE. As of the date hereof, the Company has no office or place of business other than as identified on SCHEDULE 5.20 hereto, and the Company's principal place of business and chief executive offices are indicated on SCHEDULE 5.20. All locations where the equipment, inventory, chattel paper and books and records of the Company are located as of the date hereof are fully identified on SCHEDULE 5.20. SCHEDULE 5.20 sets forth a list of all real estate leases and other similar agreements (collectively, the "REAL ESTATE LEASES") to which the Company is a party (copies of which have previously been furnished to Exult), in each case, setting forth (a) the lessor and lessee party thereto and the date and term thereof, (b) the street address of the premises covered thereby and (c) a brief description of such premises (the "LEASED PREMISES"). The Real Estate Leases are in full force and effect and have not been amended, and the Company is not and, to the Company's Knowledge, no other party thereto is in default or breach thereunder. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Real Estate Leases. There is no breach or anticipated breach by any other party to such Real Estate Leases. Each of the Leased Premises is served by all utilities in such quantity and quality as are sufficient to satisfy the current normal business activities as conducted thereat.

         5.21 INTELLECTUAL PROPERTY. The Company has full legal right, title and interest to the Intellectual Property and has not granted any rights in or to the same to any third party. The use of the Intellectual Property in the Business as presently conducted does not infringe on any third party's trademark, trade name, service mark, copyright, patent or license. Except as set forth on SCHEDULE 5.21 attached hereto, no payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         5.22 MATERIAL CONTRACTS. The Assigned Contracts listed in SCHEDULE 5.22 attached hereto constitute all of the written and oral Contracts relating to the Business (including, without limitation, promissory notes, loan agreements and other evidences of indebtedness) to which the Company is a party or by which any of its properties relating to the Business are bound with respect to which the obligations of, or the benefits to be received by, the Company could reasonably be expected to (a) have a value in excess of $25,000 in any consecutive 12-month period or (b) extend 90 days beyond the Closing Date (each a "MATERIAL CONTRACT"). The

Company has not violated any of the terms or conditions of any Material Contract or any term or condition which would permit termination or modification of any Material Contract and, to the Company's Knowledge, all of the covenants to be performed by any other party thereto have been fully performed, and there are no claims for breach or indemnification or notice of default or termination under any Material Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by the Company under any Material Contract and, to the Company's Knowledge, no such event has occurred which constitutes or would constitute a default by any other party thereto. The Company is not subject to any liability or payment resulting from renegotiation of any material amounts to be paid it under any Material Contract.

         5.23 [INTENTIONALLY OMITTED].

         5.24 INDEBTEDNESS AND LIABILITIES OF THE COMPANY. Except for payment obligations relating to trade credit (which shall not be assumed by Exult hereunder) and the Assumed Liabilities, SCHEDULE 5.24 attached hereto is a true and complete list of all Indebtedness of the Company and reflects the name and address of the creditor, lender or lessor to whom, and the agreement, instrument or other document pursuant to which, such Indebtedness is payable. Except as set forth on such SCHEDULE 5.24 and the Assumed Liabilities, the Company does not have any other liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current Balance Sheet and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding) and (c) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which could not be material in the aggregate.

         5.25 EMPLOYEES. SCHEDULE 5.25 attached hereto sets forth (a) the names, addresses, current titles, social security numbers and annual rates of compensation of the employees of the Business and (b) the projected value to the Business of having such employee working in the Business as of the scheduled due date of the Closing Date Payment, the Second Installment and the Third Installment, respectively.

         5.26 BUSINESS RELATIONS. The Company has not received notice, and does not otherwise have knowledge, that any customer or supplier of the Business will cease or otherwise refuse to do business with the Business after the Closing in the same manner as such business was previously conducted with the Business. The Company has not received any notice of any disruption in the availability of the services used in the conduct of the Business and is not aware of any facts which could lead it to believe that the operations of the Business will be subject to any such disruption.

         5.27 THE DATA PROTECTION ACT. The Company is and has been in compliance with all its obligations under all legislation, regulations and other requirements having force of law (including, without limitation, codes, orders and awards) in respect of the collection, holding, processing or use of Personal Data (including, without limitation, the Data Protection Directive, the UK Protection Act and Other European data protection law).

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE CLOSING

         6.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. The Company covenants and agrees that, between the date of this Agreement and the Closing Date, the Business shall be conducted only in, and shall not take any action except in, the ordinary course of business consistent with past practice. The Company shall use its reasonable best efforts to preserve intact its business organization, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, the Company shall not between the date of this Agreement and the Closing Date, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Exult: (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents; (b) issue or authorize the issuance of, any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock or other ownership interest; (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;
(e) acquire (including, without limitation, for cash, or shares of stock, property or services, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof; (f) incur any additional indebtedness, create any Liens on any of its assets or prepay any Indebtedness, other than in the ordinary course of business consistent with past practices; (g) make any loans or advances to any person or entity or guarantee the indebtedness of any person or entity, except in the ordinary course of business consistent with past practice; (h) sell, dispose of or encumber any of its assets, other than in the ordinary course of business, consistent with past practice; (i) enter into, modify or terminate, any Contract, other than in the ordinary course of business consistent with past practice; (j) except as set forth in SCHEDULE 6.1 attached hereto, pay any bonus to or increase the compensation or benefits payable or to become payable to its employees, independent contractors or consultants; (k) take any action, other than in the ordinary course of business consistent with past practice, which might result in any the loss of customers, (l) enter into any material transactions or do, or omit to do, any other things which may have a material and adverse impact on the Business; or (m) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any other action which would make any representation or warranty in Article V hereof untrue or incorrect.

                                  ARTICLE VII

                 CERTAIN AGREEMENTS AND COVENANTS OF THE PARTIES

         7.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         7.2 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto (other than to the legal and financial advisors thereof who need to know such information to effectuate the intentions of this Agreement). No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by (a) the Company or the Shareholders without the prior approval of Mark Hodges on behalf of Exult or (b) Exult without the prior approval of Jay Ackerman on behalf of the Company and the Shareholders.

         7.3 NO OTHER DISCUSSIONS. The Company, the Shareholders and their respective Affiliates, employees, agents and representatives will not (a) initiate, encourage the initiation by others of, or entertain, discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any part of the Business or the properties of the Company or any of the Purchased Assets (whether by merger, consolidation, sale of stock, sale of assets, or otherwise) or (b) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Company and the Shareholders will immediately notify Exult if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         7.4 ACCESS TO INFORMATION. Subject to applicable law and any contractual obligations to which the Company is subject, the Company shall (a) afford to Exult and its accountants, counsel, financial advisors and other representatives (the "EXULT REPRESENTATIVES") full access (during normal business) to all of its (i) personnel records relating to employees of the Business whose names are set forth on SCHEDULES 7.12(A) AND 7.12(B) hereto and
(ii) financial and accounting records and correspondence relating to the Company's fiscal years ended December 31, 1997, 1998 and 1999 and (b) furnish promptly to Exult photocopies of such items as Exult shall reasonably request.

         7.5 COVENANT NOT TO COMPETE. The Company and the Shareholders (except for Gibson) jointly and severally (subject to the limitations on the individual liability of the Shareholders and Exult's obligation to exhaust all of the remedies available to it with respect to any and all Shareholders that breach this Section 7.5, in each case, as set forth in Section 10.1 hereof), agree not to do any of the following:

                  (a) for an initial period commencing on the Closing Date and terminating on the second anniversary thereof, unless such period shall be extended in accordance with the terms hereof (such period, as so extended, being referred to herein as the "CONSULTING NON-COMPETE PERIOD"), compete with the management consulting services provided by the GPI Business Unit (as hereinafter defined), any other services provided by the GPI Business Unit during the 12-month period preceding the termination of such Shareholder's employment with Exult or any services the GPI Business Unit shall have contemplated rendering (as evidenced by substantive internal memoranda) during the 12-month period preceding the termination such Shareholder's employment with Exult (collectively, the "CONSULTING BUSINESS") in the United States, the United Kingdom, Switzerland, France, Australia, New Zealand or Germany (the "RESTRICTED TERRITORY"), or otherwise solicit, accept or render management consulting services or provide any advice or substantial assistance (whether individually or as a principal, stockholder, partner, employee or agent of any Person) relating to the Consulting Business (such competitive activities being referred to herein as "COMPETITIVE CONSULTING PRACTICES") to any Person in the Restricted Territory if such Person, directly or indirectly, competes (or, to Exult's or such Shareholder's knowledge, after due inquiry, intends to compete or is preparing to compete) with the Consulting Business in any manner; provided, however, that each Shareholder shall be subject to (x) a one-year extension of the initial Consulting Non-Compete Period if such Shareholder shall remain employed by Exult through the date the Second Installment is paid to the Company and (y) a two-year extension of the initial Consulting Non-Compete Period if such Shareholder shall remain employed by Exult through the date the Third Installment is paid to the Company; provided, further, that the engagement by Bob Gunn in any leadership development and executive coaching activities shall not be deemed, in and of itself, to violate the prohibitions of this clause (a);

                  (b) for an initial period commencing on the Closing Date and terminating on the third anniversary thereof, unless such period is extended in accordance with the terms hereof (such period, as so extended, being referred to herein as the "BPO NON-COMPETE PERIOD"), compete with the business process outsourcing services provided by Exult, any other services provided by Exult during the 12-month period preceding the termination of such Shareholder's employment with Exult or any services Exult shall have contemplated rendering (as evidenced by substantive internal memoranda) during the 12-month period preceding the termination such Shareholder's employment with Exult (collectively, the "EXULT BUSINESS") in the Restricted Territory, or otherwise solicit, accept or render business process outsourcing services or provide any advice or substantial assistance (whether individually or as a principal, stockholder, partner, employee or agent of any Person) relating to the Exult Business to any Person in the Restricted Territory if such Person, directly or indirectly, competes (or, to Exult's or such Shareholder's knowledge, after due inquiry, intends to compete or is preparing to compete) with the Exult Business in any manner; provided, however, that each Shareholder shall be subject to
         (i) a one-year extension of the initial BPO Non-Compete Period if such Shareholder shall remain employed by Exult through the date the Second Installment is paid to the Company and (ii) a two-year extension of the initial BPO Non-Compete Period if such Shareholder shall remain employed by Exult through the date the Third Installment is paid to the Company;

                  (c) during the applicable Consulting Non-Compete Period, directly or indirectly, (i) induce any Client or Prospective Client (as such terms are defined below) of the Consulting Business or the Exult Business to patronize any business which is directly or indirectly in competition with the Consulting Business or the Exult Business conducted by Exult or its subsidiaries, successors or assigns (collectively the "EXULT COMPANIES") in the Restricted Territory; (ii) canvass, solicit or accept from any Client or Prospective Client of the Consulting Business or the Exult Business conducted by any of Exult Companies, any such competitive business in the Restricted Territory; or (iii) request or advise any Client or Prospective Client of the Consulting Business or the Exult Business conducted by any of the Exult Companies in the Restricted Territory to withdraw, curtail or cancel any such Client's or Prospective Client's business with any such Exult Companies;

                  (d) during the applicable Consulting Non-Compete Period, directly or indirectly, employ any person who was employed by any Exult Company during such Consulting Non-Compete Period, or in any manner seek to induce any employee of any Exult Company to leave his or her employment with such Exult Company;

                  (e) except as may be necessary in connection with such Shareholder's employment with Exult after the Closing Date, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in such Shareholder's possession any of the Company's proprietary rights or records acquired hereunder, including (without limitation) any customer lists; and

                  (f) for the purposes hereof (i) "CLIENT" shall mean any Person for which the Company or Exult shall have rendered Consulting Business services or Exult Business services, as the case may be, during the applicable Consulting Non-Compete Period or the one-year period preceding the Closing Date and (ii) "PROSPECTIVE CLIENT" shall mean any Person (other than a Client) to which the Company or Exult shall have submitted a written proposal for the provision of Consulting Business services or Exult Business services, as the case may be, or with which the Company or Exult shall have entered into substantive discussions contemplating the rendering of Consulting Business services or Exult Business services, as the case may be, provided that the Company or Exult, as the case may be, shall have had or shall have a reasonable expectation of being retained by such Person to render such services during the Consulting Non-Compete Period or the one-year period preceding the Closing Date;

provided, however, that the restrictive covenants contained in clause (a) of this Section 7.5 shall terminate immediately (1) if Exult shall default in the payment to the Company when due of the Second Installment or the Third Installment, and such default shall continue unremedied for 45 or more days, (2) with respect to any Shareholder, if the employment of such Shareholder is terminated by Exult other than for Cause, (3) with respect to any Shareholder, if (a) there is a Business Failure of Exult (as defined in Section 7.14 hereof) and (b) such Shareholder tenders his or her resignation to Exult within 120 days of such Business Failure, (4) Exult breaches its obligations under Section 7.16 hereof or (5) with respect to any Shareholder, upon the occurrence of an Exult Change of Control, if such Shareholder tenders his or her resignation to Exult within 120 days of the occurrence of such Exult Change of Control (the occurrence of such events of termination and the satisfaction of such related conditions being referred to hereinafter, collectively, as "NON-COMPETE TERMINATION EVENTS"). For the purposes hereof, an "EXULT CHANGE OF CONTROL" shall mean a transaction, or series of related transactions, in which:

                  (x) (A) such transaction, or series of related transactions, result in the stockholders of Exult immediately prior to such transaction or related transactions owning, in the aggregate, less than 50% of the total combined voting power of the Exult (or, if Exult is not the surviving corporation in a merger or other consolidation transaction, less than 50% of the voting securities of the surviving corporation (or the parent corporation of the surviving corporation where the surviving corporation is wholly-owned by the parent corporation)) or (B) all or substantially all of Exult's operating assets are sold, transferred or otherwise disposed of; provided, however, that an underwritten public offering of Exult Common Stock shall not result in an Exult Change of Control under this Section 7.5 and

                  (y) the Person or Persons acquiring such voting power or such assets, as the case may be, own and operate a business substantially similar to the Business having annual gross revenues of at least 200% of the annual gross revenues of the business unit (the "GPI BUSINESS UNIT") of Exult that will be operated by the current employees of the Business (as new employees of Exult) after the Closing, measured (in each case) as of the time of the consummation of such acquisition.

The Company and Shareholders agree and acknowledge that the restrictions contained in this Section 7.5 are reasonable in scope and duration, and are necessary to protect Exult Companies. The Company and the Shareholders agree and acknowledge that any breach of this Section 7.5 will cause irreparable injury to the Exult Companies and upon any breach or threatened breach of any provision of this Section 7.5, the Exult Companies shall be entitled to injunctive relief, specific performance or other equitable relief, without the necessity of posting bond; provided, however, that this shall in no way limit any other remedies which the Exult Companies may have as a result of such breach, including the right to seek monetary damages. Exult, the Company and the Shareholders hereby agree that Exult may assign, without limitation, the foregoing restrictive covenants to any successor to Exult.

         7.6 UK COVENANT NOT TO COMPETE. Gibson agrees not to do any of the following:

                  (a) for an initial period commencing on the Closing Date and terminating on the second anniversary thereof (the "UK NON-COMPETE PERIOD"), compete with the management consulting services provided by the GPI Business Unit as of the Closing (the "UK CONSULTING BUSINESS") in the United States or the United Kingdom (the "UK RESTRICTED TERRITORY"), or otherwise engage in any Competitive Consulting Practices, with respect to any Person in the UK Restricted Territory if such Person, directly or indirectly, competes with the UK Consulting Business in any manner;

                  (b) during the UK Non-Compete Period, directly or indirectly,
         (i) induce any Consulting Client (as such term is defined below) to patronize any business which is directly or indirectly in competition with the UK Consulting Business conducted by the GPI Business Unit in the UK Restricted Territory; (ii) canvass, solicit or accept from any Consulting Client , any such competitive business in the UK Restricted Territory; or (iii) request or advise any Consulting Client in the UK Restricted Territory to withdraw, curtail or cancel any such Consulting Client's business with the GPI Business Unit;

                  (c) during the UK Non-Compete Period, directly or indirectly, employ any person who was employed in the GPI Business Unit as an executive or manager or employed by any Exult Company if such Shareholder had a close working relationship with such person during such UK Non-Compete Period, or in any manner seek to induce such employees of the GPI Business Unit or any Exult Company to leave his or her employment with the GPI Business Unit or any Exult Company, as the case may be;

                  (d) except as may be necessary in connection with such Shareholder's employment with Exult after the Closing Date, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in such Shareholder's possession any of the Company's proprietary rights or records acquired hereunder, including (without limitation) any customer lists; and

                  (e) for the purposes hereof "CONSULTING CLIENT" shall mean any Person for which the Company shall have rendered Consulting Business during the one-year period preceding the Closing Date;

provided, however, that the restrictive covenants contained in clause (a) of this Section 7.6 shall terminate immediately upon the occurrence of any Non-Compete Termination Event.

         Gibson agrees and acknowledges that the restrictions contained in this
Section 7.6 are reasonable in scope and duration, and are necessary to protect the Exult Companies. Gibson further agrees and acknowledges that any breach of this Section 7.6 will cause irreparable injury to the Exult Companies and upon any breach or threatened breach of any provision of this Section 7.6, the Exult Companies shall be entitled to injunctive relief, specific performance or other equitable relief, without the necessity of posting bond; provided, however, that this shall in no way limit any other remedies which the Exult Companies may have as a result of such breach, including the right to seek monetary damages. Gibson hereby agrees that Exult may assign, without limitation, the foregoing restrictive covenants to any successor to Exult.

         7.7 ASSIGNED CONTRACTS AND CONSENTS. Prior to the Closing, (a) the Company shall not terminate or otherwise modify or amend any of the Assigned Contracts and (b) the Company shall further use its reasonable efforts to obtain any and all consents and approvals (each a "CONSENT") necessary as a result of the transactions contemplated hereby to legally transfer the Assigned Contracts and to keep the Assigned Contracts in full force and effect. In the event that Exult has not received any such Consent prior to the Closing, the Company shall use its reasonable best efforts to deliver each such Consent to Exult as promptly as practicable after the Closing.

         7.8 USE OF NAME. The Company shall not use the name "Gunn Partners Inc." or "Gunn" or the initials "GPI" or any variation thereof in the conduct of the Company's business, if any, after the Closing Date, unless such use relates to the operations of the Company's branch office located in Switzerland. The Company agrees to change its name as soon as practicable (and in any event within 15 days) after the employees of the Business working in such branch become employees of Exult pursuant to mutually agreed-upon employment agreements.

         7.9 GPI PAYABLES RESERVE. Exult shall have the right to deduct from the Closing Date Payment an amount equal to One Hundred Thousand Dollars ($100,000) as a reserve (the "PAYABLES RESERVE") for payment of any amounts required to be paid to creditors of the Company subsequent to the Closing Date, which amounts
(a) represent liabilities of the Company relating to or accrued with respect to the period prior to the Closing Date and (b) which do not constitute Assumed Liabilities hereunder. On or before May 31, 2000, Exult shall deliver to the Company a statement showing in reasonable detail any amounts paid by Exult from the Payables Reserve. If the aggregate of such amounts are less than the Payables Reserve

(the "PAYABLES RESERVE BALANCE"), Exult shall pay over to the Company on such date the Payables Reserve Balance. If the aggregate of the amounts paid by Exult pursuant to the terms of this Section 7.9 exceeds the Payables Reserve (the "PAYABLES RESERVE SHORTFALL"), the amount of the Payables Reserve Shortfall shall be deemed to be Exult Indemnifiable Damages (as defined in Section 10.1 hereof), and Exult may set off against the Held Back Amount the amount of the Payables Reserve Shortfall in the manner described in Article X hereof or take any other action or exercise any other remedy available to it by appropriate legal proceedings to recover such amount.

         7.10 PAYMENT DEFAULT; NON-EXCLUSIVE LICENSE. If Exult shall default in the payment to the Company when due of the Second Installment or the Third Installment, and such default shall continue unremedied for 45 or more days (a "PAYMENT DEFAULT"), then, upon receipt of written notice by Exult from the Company, Exult and its affiliates shall (a) cease any and all use of the names "Gunn" and "Gunn Partners" and any derivative thereof for any purpose, other than to collect obligations payable to Exult in such names which arose prior to such Payment Default, and (b) be deemed, for all purposes, to have granted to the Company, as of the Closing Date, subject only to the occurrence of a Payment Default and notice as specified above, (i) an exclusive right and license for the Company and its assignees to use the names "Gunn" and "Gunn Partners" and
(ii) a non-exclusive right and license for the Company and its assignees to use and to sublicense all of the other Intellectual Property. Exult shall (and shall cause its affiliates to) provide the Company with photographic and magnetic copies of such Intellectual Property as reasonably requested by the Company. Notwithstanding anything herein to the contrary, Sections 7.5(e) and 7.6 (d) hereof shall be inapplicable to any Shareholder who terminates his or her employment with Exult in connection with such Payment Default and such grant. The Company shall deliver consideration to Exult for such rights and licenses in an amount equal to the fair market value thereof, as determined by an independent qualified appraiser selected by Exult and approved by the Company (which approval shall not be unreasonably withheld or delayed). The amount of such consideration (x) shall be delivered by the Company to Exult within 30 days of the delivery by such appraiser to each of Exult and the Company of a written report reflecting such appraised fair market value and (y) may be set off by Exult, at the Company's request, against the outstanding amount of the Purchase Price payable by Exult to the Company at the time of such Payment Default and any interest accrued thereon at the rates specified herein.

         7.11 AGREEMENT TO COOPERATE; SALES TAX EXEMPTION.

                  (a) Subject to the terms and conditions herein, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. The Company agrees to execute and deliver to Exult (or its assignee) from time to time such further and particular assignments, consents, or other instruments in writing as Exult (or its assignee) may request as appropriate or desirable to confirm its title in and to the Purchased Assets.

                  (b) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, Exult shall have the right, at its own expense, to participate therein, provided that in no event shall the Company be obligated to provide to Exult any privileged information if the Company reasonably believes that such action would jeopardize such privilege.

                  (c) The Company shall timely complete all forms and timely make all filings reasonably requested by Exult which are necessary to secure appropriate sale or use tax exemptions with respect to the Purchased Assets.

         7.12 EMPLOYMENT; STOCK OPTIONS; EMPLOYEE BENEFIT MATTERS.

                  (a) Exult shall offer employment to each active (as of the Closing Date) employee of the Business listed on SCHEDULE 7.12(a), provided that each such employee shall have executed and delivered to Exult an Employment Agreement, and the Employee Proprietary Information and Inventions Agreement attached thereto, in the forms attached hereto as EXHIBIT 7.12(a).

                  (b) Exult shall offer employment to each active (as of the Closing Date) employee of the Business listed on SCHEDULE 7.12(b), provided that each such employee shall have executed and delivered to Exult an employment letter agreement, and the Employee Proprietary Information and Inventions Agreement attached thereto, in the forms attached hereto as EXHIBIT 7.12(b) (the agreements referred to in clause (a) and clause (b) of this Section 7.12 being referred to herein, collectively, as "EMPLOYEE AGREEMENTS").

                  (c) The Company and the Shareholders shall use all reasonable efforts to cause all of the Employee Agreements to be executed and delivered on or prior to the Closing.

                  (d) At the Closing, Exult shall grant to each employee of the Company whose name is set forth on SCHEDULE 7.12(a) and SCHEDULE 7.12(b) attached hereto an option to purchase the number of shares of Exult Common Stock set forth opposite such employee's name on such Schedule, which options (collectively, the "Options") shall vest in accordance with the terms of Exult's 1999 Stock Option/Stock Issuance Plan or Exult's 1999 Special Executive Stock Option/Stock Issuance Plan.

                  (e) On the Closing Date, the Company shall notify each employee of the Business whose name is set forth on SCHEDULE 7.12(a) and SCHEDULE 7.12(b) attached hereto that such employee's employment with the Company has terminated as of the Closing Date. The Company shall cause each employee of the Business to be fully vested in his account balance or accrued benefit in each Employee Benefit Plan that is a pension benefit plan, regardless of the employee's years of service. The Company shall be liable for the administration and payment of all health and welfare liabilities and benefits under the Employee Benefit Plans with respect to treatment and services rendered to employees of the Business through the Closing Date. The Company shall be responsible for satisfying obligations under Section 601 et seq. of ERISA and Section 4980B of the Code to provide continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, with respect to employees of the

         Business and their dependents with respect to any "qualifying event" occurring on or before the Closing Date.

                  (f) Exult shall use the "Alternative Procedure" provided in
         Section 5 of Revenue Procedure 96-60 with respect to filing and furnishing Internal Revenue Service Forms W-2, W-3 and 941 with respect to transferred employees for the 1999 calendar year. Under such "Alternative Procedure" (i) the Company and Exult each shall report on a predecessor-successor basis as set forth in such Revenue Procedure,
         (ii) the Company shall be relieved from furnishing Forms W-2 to employees of the Company that become employees of Exult and (iii) Exult shall assume the obligations of the Company to furnish such Forms W-2 to such employees for the full 1999 calendar year. Exult shall also use such similar procedures and make similar elections under state or local tax laws. Exult shall be responsible for filing and furnishing Internal Revenue Service Forms W-2, W-3 and 941 for the 1999 calendar year.

                  (g) If permissible under applicable law and not precluded under the provisions of Exult's employee benefit plans or programs, the employees listed on SCHEDULE 5.25 attached hereto shall be given prior service credit for time spent as employees of the Company for purposes of eligibility and vesting under such employee benefit plans and programs.

         7.13 CLOSING CONDITIONS. Between the date of this Agreement and the Closing Date, the parties hereto shall use their reasonable efforts to cause the conditions specified in Article VIII and Article IX hereof, over which such parties have control, to be satisfied as soon as reasonably practicable

         7.14 BUSINESS FAILURE OF EXULT. If, prior to the second anniversary of the Closing Date, (a) Exult shall become unable to pay its obligations as they become due over period of 180 days or more or (b) proceedings shall have begun regarding the dissolution or bankruptcy of Exult, including (without limitation) the filing of a petition under any provision of federal bankruptcy law which is not dismissed within 60 days of such filing (in the case of an involuntary petition), an assignment for the benefit of creditors or the appointment of a receiver (each such event, a "BUSINESS FAILURE"), upon the payment by the Company to Exult of an amount equal to the fair market value of the Intellectual Property, as determined by a mutually agreed-upon independent qualified appraiser, the Intellectual Property acquired by Exult hereunder shall be immediately re-conveyed, transferred and assigned by Exult to the Company. Exult shall execute and deliver to the Company all appropriate bills of sale and assignment, consents and such other instruments of transfer and title as are reasonably necessary to vest the Company with good and marketable title to such Intellectual Property, free and clear of all Liens.

         7.15 GUNN DATABASE. Exult shall adopt and use all reasonable efforts to follow the policy set forth in SCHEDULE 7.15 attached hereto.

         7.16 RIGHT OF FIRST OFFER. For a period commencing on the Closing Date and terminating on the second anniversary of the Closing Date, the Company (or, if the Company no longer exists at such time, the Shareholder Representative) shall have a right of first offer with respect to the sale of all or substantially all of the GPI Business Unit and the assets and properties owned by Exult in connection therewith (collectively, the "GPI BUSINESS"). Accordingly, before Exult may enter into negotiations with any third party to sell the GPI Business, Exult shall give written notice of its intent to sell the GPI Business to the Company or the Shareholder Representative, as the case may be, whereupon the Company or the Shareholder Representative, as the case may be, shall have the option to enter into exclusive negotiations with Exult for a 30-day period to purchase the GPI Business for cash. Such option must be exercised, if at all, by the Company or the Shareholder Representative, as the case may be, within ten business days after the delivery of such notice by the delivery to Exult by the Company or the Shareholder Representative, as the case may be, of written notice of its intent to exercise such option. Such notice shall include a statement by the Company or the Shareholder Representative, as the case may be, of its estimate of the fair market value of the GPI Business. Upon the receipt by Exult of such notice, the parties shall enter into good faith negotiations for a period of at least 30 days to determine the purchase price and other principal terms relating to the proposed sale of the GPI Business. If the parties do not agree upon a purchase price and the other principal terms with respect to the proposed sale of the GPI Business within such 30-day period, Exult shall be free to consummate the sale of the GPI Business with any third party on financial terms no less favorable than those offered by the Company or the Shareholder Representative as the case may be. In the event Exult shall not have consummated the sale of the GPI Business within one year after the termination of such 30-day period, Exult shall not enter into negotiations with any third party to sell the GPI Business without first offering to the Company or the Shareholder Representative, as the case may be, the opportunity to negotiate to acquire the GPI Business in the manner set forth above.

         7.17 FINANCIAL STATEMENTS. For the period commencing on the Closing Date and terminating on the earlier to occur of (a) an underwritten initial public offering of Exult Common Stock or (b) the payment by Exult of the Third Installment, Exult shall furnish the Shareholder Representative with one copy of the following:

                  (i) ANNUAL FINANCIAL STATEMENTS. Exult's comparative statements of income and cash flow and consolidated balance sheet as of the end of each fiscal year of Exult as soon as they shall become available, and in any event within 120 days after the end of each such fiscal year; and

                  (ii) QUARTERLY FINANCIAL STATEMENTS. Exult's comparative statements of income and cash flow and un-audited consolidated balance sheet as of the end of each fiscal quarter of Exult as soon as they become available, and in any event within 60 days after the end of each such fiscal quarter.


                                  ARTICLE VIII

                     CONDITIONS TO THE OBLIGATIONS OF EXULT

         The obligations of Exult to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by Exult:

         8.1 [INTENTIONALLY OMITTED].

         8.2 [INTENTIONALLY OMITTED].

         8.3 CORPORATE CERTIFICATE. The Company shall have delivered to Exult
(a) copies of its certificate of incorporation and bylaws as in effect immediately prior to the Closing Date, (b) copies of resolutions adopted by its Board of Directors and the Shareholders authorizing the transactions contemplated by this Agreement and (c) a certificate of good standing issued by the Secretary of State of the State of Delaware as of a date not more than ten days prior to the Closing Date, certified in the case of clause (a) and (b) of this Section 8.3 as of the Closing Date by the Secretary of the Company as being true, correct and complete.

         8.4 DELIVERY OF PURCHASED ASSETS. At the Closing, the Company shall duly execute and deliver to Exult, or its assignee, the (a) Bill of Sale and Assignment in the form attached hereto as EXHIBIT A and (b) Assignment and Assumption Agreement in the form attached hereto as EXHIBIT B, and such other instruments of transfer of title as are necessary to transfer to Exult (or its assignee) good and marketable title to the Purchased Assets and shall deliver to Exult (or its assignee) immediate possession of the Purchased Assets.

         8.5 LEGAL OPINION. Exult shall have received legal opinions of Eckert Seamans Cherin & Mellott, LLC, outside counsel to the Company and the Shareholders, dated the Closing Date, in substantially the form attached hereto as EXHIBIT 8.5.

         8.6 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the transactions contemplated hereby, and which, in the judgment of Exult, makes it inadvisable to proceed with the transactions contemplated hereby.

         8.7 THIRD PARTY CONSENTS. All governmental waivers, consents, orders and approvals legally required for the consummation of the transactions contemplated hereby, and all consents from lenders and other third parties required to consummate the transactions contemplated hereby, including (without limitation) all required consents or approvals of each person that is a party to a contract or agreement identified in SCHEDULE 8.7 attached hereto shall have been obtained and be in effect on the Closing Date.

         8.8 EMPLOYMENT MATTERS. The Employee Agreements contemplated by Section
7.12 hereof shall have been executed and delivered by (i) all of the employees of the Business listed on SCHEDULE 7.12(a) attached hereto and (ii) at least 80% of the employees of the Business listed on SCHEDULE 7.12(b) attached hereto.

         8.9 BOARD APPROVAL. The Board of Directors of Exult shall have authorized and approved this Agreement and the transactions contemplated hereby.

                                   ARTICLE IX

        CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS

         The obligations of the Company and the Shareholders to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by the Company and the Shareholders:

         9.1 [INTENTIONALLY OMITTED].

         9.2 [INTENTIONALLY OMITTED].

         9.3 CORPORATE CERTIFICATE. Exult shall have delivered to the Company
(a) copies of its certificate of incorporation and bylaws as in effect immediately prior to the Closing Date, (b) copies of resolutions adopted by its Board of Directors authorizing the transactions contemplated by this Agreement and (c) a certificate of good standing issued by the Secretary of State of the State of Delaware as of a date not more than ten days prior to the Closing Date, certified in the case of clause (a) and (b) of this Section 9.3 as of the Closing Date by the Secretary of Exult as being true, correct and complete.

         9.4 LEGAL OPINION. The Company shall have received legal opinions of McDermott, Will & Emery, outside counsel to Exult, dated the Closing Date, in substantially the form attached hereto as EXHIBIT 9.4.

         9.5 EMPLOYMENT MATTERS. Exult shall have (a) executed and delivered the Employee Agreements contemplated by Section 7.12 hereof and (b) granted the Options to the employees of the Company as contemplated by such Section.

         9.6 DELIVERY OF CLOSING DATE PAYMENT. At the Closing, Exult shall have paid the Closing Date Payment to the Company, except for an amount equal to the Payables Reserve amount.

         9.7 NO ORDER OR INJUNCTION. There shall not be pending by or before any court or other governmental body an order or injunction restraining or prohibiting the transactions contemplated hereby.

         9.8 BOARD APPROVAL. The Board of Directors of the Company shall have authorized and approved this Agreement and the transactions contemplated hereby.

                                   ARTICLE X

                                 INDEMNIFICATION

         10.1 AGREEMENT BY THE COMPANY AND THE SHAREHOLDERS TO INDEMNIFY. Each of the Company and the Shareholders, jointly and severally (subject to the limitations on the individual liability of the Shareholders set forth in this
Section 10.1), agrees to protect, defend, indemnify and hold Exult harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Exult resulting from or arising out of (a) any breach of a representation or warranty made by the Company or the Shareholders in or pursuant to this Agreement or any agreement entered into in connection with this Agreement, (b) any breach of the covenants or agreements of the Company or the Shareholders in this Agreement or any agreement entered into in connection with this Agreement, (c) any inaccuracy in any certificate delivered by the Company or the Shareholders pursuant to this Agreement, (d) the Company's ownership or operation of the Purchased Assets prior to the Closing, (e) any liability relating to noncompliance with bulk sales, bulk transfer or similar laws applicable to the transactions contemplated by this Agreement, (f) any alleged or actual breach of the Acquired Rights Directive, TUPE and/or Other European transfer of undertakings law or the application of any such provision, (g) any failure by the Company to obtain any Consent to the assignment by the Company of any Assigned Contract (including, without limitation, any loss or additional expense incurred by Exult in connection with any substitute Contract required to be entered into by Exult on terms less favorable than the related Assigned Contract as a result of (i) such failure, (ii) an outright termination of an Assigned Contract by the third party thereto or (iii) any other affirmative act by any third party to an Assigned Contract which deprives Exult of the benefit of such Assigned Contract) or (h) any Excluded Liability (collectively, "EXULT INDEMNIFIABLE DAMAGES"); provided, however, that Exult shall not be entitled to recover any Exult Indemnifiable Damages resulting from or arising out of any breach contemplated by clause (a) above until the aggregate of all Exult Indemnifiable Damages resulting from or arising out of any such breaches exceeds $75,000, in which case Exult shall be entitled to recover the full amount of all Exult Indemnifiable Damages; provided, however, that such $75,000 threshold shall not apply with respect to, and Exult shall be entitled to the full amount of any Exult Indemnifiable Damages resulting from, any breach of the terms of Section 5.24 hereof. Notwithstanding anything to the contrary set forth herein, in no event shall (i) the Company's aggregate liability under this Article X exceed the Purchase Price or (ii) the aggregate individual liability of any Shareholder under this Article X exceed the amount set forth opposite such Shareholder's name in SCHEDULE 10.1 attached hereto, to the extent that such amounts have been disbursed to the Company by Exult (without regard, however, to whether the Company has distributed such amounts to the applicable Shareholder, unless all or any portion of such amounts disbursed to the Company by Exult shall have been remitted or otherwise paid over to Exult to satisfy a claim for Exult Indemnifiable Damages under this Article X, in which case the aggregate individual liability of the Shareholders shall be reduced pro rata based upon the aggregate amount of such remittance or payment to Exult); provided, however, that nothing in this last sentence of this Section 10.1 shall be construed in any way to limit Exult's right to set off against the Held Back Amount any Exult Indemnifiable Damages for which the Company or the Shareholders may be responsible under this Agreement.

         Notwithstanding anything contained in this Agreement to the contrary, with respect to any indemnification obligations of the Shareholders hereunder regarding the breach by any individual Shareholder of Section 7.5 or Section 7.6 hereof, which breach results in Exult Indemnifiable Damages, Exult shall exhaust all remedies available to it with respect to each individual Shareholder so breaching such Sections prior to bringing any claim for Exult Indemnifiable Damages against any non-breaching Shareholder.

         10.2 AGREEMENT BY EXULT TO INDEMNIFY. Exult agrees to protect, defend, indemnify and hold the Company and the Shareholders harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by the Company and the Shareholders resulting from or arising out of (a) any breach of a representation or warranty made by Exult in or pursuant to this Agreement or any agreement entered into in connection with this Agreement, (b) any breach of the covenants or agreements of Exult in this Agreement or any agreement entered into in connection with this Agreement or (c) any inaccuracy in any certificate delivered by Exult pursuant to this Agreement (collectively, "COMPANY INDEMNIFIABLE DAMAGES"); provided, however, that the Company and the Shareholders shall not be entitled to any Company Indemnifiable Damages resulting from or arising out of any breach contemplated by clause (a) above unless the aggregate of all Company Indemnifiable Damages resulting from or arising out of any such breaches exceeds $75,000, in which case the Company and the Shareholders shall be entitled to recover the full amount of all Company Indemnifiable Damages. Notwithstanding anything to the contrary set forth herein, in no event shall Exult's aggregate liability under this Article X exceed the Purchase Price.

         10.3 SURVIVAL OF THE REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the parties hereto in this Agreement or pursuant hereto shall survive until the third anniversary of the Closing Date. The Company and the Shareholders agree to maintain the existence of the Company in order to satisfy the indemnification obligations of the Company as set forth in this Article X through the third anniversary of the Closing Date. Notwithstanding any knowledge of facts determined or determinable by any party hereto by investigation, each party hereto shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties hereto in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties hereto in this Agreement is independent of each other representation, warranty, covenant and agreement.

         10.4 SET OFF AGAINST THE HELD BACK AMOUNT. Exult may set off against and recoup from the Held Back Amount any Exult Indemnifiable Damages for which the Company or any Shareholder may be responsible pursuant to this Agreement, subject, however, to the following terms and conditions:

                  (a) Exult shall give written notice to the Company of any claim for Exult Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Exult Indemnifiable Damages or other loss, damage, cost or expense which Exult claims to have sustained by reason thereof, and (ii) the basis of the claim therefor;

                  (b) Such set off and recoupment shall be effected on the later to occur of the expiration of ten days from the date of such notice (the "NOTICE OF CONTEST PERIOD") or, if such claim is contested, the date the dispute is resolved;

                  (c) If, prior to the expiration of the Notice of Contest Period, the Company shall notify Exult in writing of an intention to dispute the claim and if such dispute is not resolved within 30 days after expiration of such period, then Exult may take any action or exercise any remedy available to it by appropriate legal proceedings to enforce its rights and remedies hereunder; and

                  (d) All set-offs and recoupments of Exult Indemnifiable Damages pursuant to this Section 10.4 shall be treated as adjustments to the Purchase Price.

         10.5 DELIVERY OF THE HELD BACK AMOUNT. Except for (a) amounts deducted from the Second Installment and the Third Installment, if any, in connection with terminating employees of the Business as contemplated by Section 2.1 hereof and (b) any set-off and recouped amounts with respect to any Exult Indemnifiable Damages pursuant to Section 10.4 hereof, Exult agrees to pay to the Company by
(i) no later than five days following the first anniversary of the Closing Date, the Second Installment and (ii) no later than five days following the second anniversary of the Closing Date, the Third Installment, together (in each case) with interest accrued on the amount actually paid at the rate of 5.7% per annum, unless (in either case) there then remains unresolved any claim for Exult Indemnifiable Damages or other damages payable by the Company or the Shareholders hereunder as to which notice has been given, in which event, any remaining portion of the Second Installment or the Third Installment (as the case may be) then due, after such claim shall have been satisfied, shall be returned to the Company promptly after the time of satisfaction. In the event that Exult does not pay to the Company the Second Installment or the Third Installment prior to the expiration of the applicable five-day grace period in accordance with Section 10.5, interest shall accrue at the rate specified above plus 2% on such unpaid amounts starting on the termination of each such five-day grace period and continue until such payments are made.

         10.6 NO BAR. If the Held Back Amount is insufficient to set off any claim for any Exult Indemnifiable Damages hereunder (or has been delivered in whole or part to the Person(s) entitled to receive such Held Back Amount prior to the making or resolution of such claim), then Exult may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Exult Indemnifiable Damages. Except for claims premised upon fraud arising out of intentional, knowing or otherwise willful acts or omissions, in no event shall Exult be entitled to recover damages against any Shareholder (whether or not such damages constitute Exult Indemnifiable Damages) in excess of the limitations on the individual liability of the Shareholders specified in clause
(ii) of Section 10.1 hereof, irrespective of the theory of liability asserted by Exult or any successor in interest to Exult.


                                   ARTICLE XI

                                   DEFINITIONS

         11.1 DEFINED. As used herein, the following terms shall have the following meanings:

                  "AFFILIATE" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended and as in effect on the date hereof.

                  "CAUSE" means, with respect to any employee of Exult, termination because of: (a) a conviction of a crime (including conviction on a nolo contendere plea) involving a felony under federal or state law, (b) a reasonable determination by Exult that the employee has committed any material act of dishonesty, fraud or moral turpitude against Exult, (c) gross negligence by the employee in carrying out his or her duties as an employee of Exult, (d) a material breach by the employee of the Employee Agreement between the employee and Exult that is continuing, or occurs again, after written notice that such breach constitutes Cause hereunder, (e) any gross misconduct by the employee, including (without limitation) intoxication on the job, insubordination, or other misconduct, which could have an adverse effect on the business, financial condition or operations of Exult that is continuing, or occurs again, after written notice that such misconduct constitutes Cause hereunder, (f) the deliberate and continued refusal by the employee to perform employment duties contemplated by the Employee Agreement between the employee and Exult that are reasonably requested by Exult or an Affiliate of Exult after 30 days' written notice of such failure to perform, specifying that such failure constitutes Cause hereunder (other than as a result of vacation, illness or injury), provided that if such employee is a Shareholder and such employment duties shall have been modified by Exult, such duties are consistent with the status and employment duties of such employee initially set forth in the Employment Agreement between such employee and Exult or (g) if the employee is a Shareholder, the employee's breach of any of the provisions of Section
         7.5 hereof (or Section 7.6 hereof with respect to Gibson).

                  "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

                  "COMPANY'S KNOWLEDGE" means all matters with respect to which
         (a) the Company or any Shareholder has received written notice or (b) any Shareholder has actual knowledge.

                  "CONTRACT" means any indenture, lease, sublease, license, loan agreement, mortgage, note, indenture, restriction, will, trust, commitment, obligation or other contract, agreement or instrument, whether written or oral, express or implied.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "INDEBTEDNESS" of any entity means all obligations of such entity (a) which in accordance with GAAP should be classified upon a balance sheet of such entity as indebtedness, (b) for borrowed money or purchase money financing which has been incurred in connection with the acquisition of property or services, including (without limitation) prepayment or early termination penalties associated with any of the foregoing, (c) secured by any lien or other charge upon property or assets owned by such entity, even though such entity has not assumed or become liable for the payment of such obligations, (d) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such entity, whether or not the rights and remedies of the lender or lessor under such agreement in the event of default are limited to repossession or sale of the property, and (e) for remaining payments under any capitalized leases (as defined under GAAP), non-competition agreements, severance agreements or any other agreements made outside the ordinary course of business.

                  "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                  "MATERIAL ADVERSE CHANGE (OR EFFECT)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

                  "PERSON" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                  "SHAREHOLDER REPRESENTATIVE" shall mean, after the dissolution or winding up of the Company, if any, the person designated by the Shareholders as the only person authorized to represent the Shareholders, and the only person with whom Exult shall have any obligation to deal with, in connection with the various post-Closing transactions and other Shareholder rights and duties contemplated hereby. The Shareholders hereby designate Mike Markos as the initial Shareholder Representative and Jay Ackerman as the alternate Shareholder Representative and may designate a successor thereto by written notice to Exult signed by a majority of the Shareholders.

                  "TAX RETURN" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

                  "TAXES" means all taxes, fees or other assessments, including (without limitation) income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

                                  ARTICLE XII

                                   TERMINATION

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date: (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or (b) by Exult in the event of a material breach by the Company or any Shareholder of any provision of this Agreement; or (c) by the Company in the event of a material breach by Exult of any provision of this Agreement.

         12.2 EFFECT OF TERMINATION. Except for the provisions of Section 7.2,
Section 13.3 and Article X hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void and of no further force and effect and the parties hereto shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

         13.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery to the following addresses (or to such other addresses which such party shall designate in writing to the other party):

                  (a) if to Exult:

                      Exult, Inc.
                      4 Park Plaza, Suite 350
                      Irvine, California 92614
                      Attn: Chief Executive Officer

                      with a copy to:

                      McDermott, Will & Emery
                      2049 Century Park East, 34th Floor
                      Los Angeles, California  90067
                      Attn:  Mark J. Mihanovic, Esq.

                  (b) if to the Company or the Shareholders:

                      Gunn Partners Inc.
                      Two South Market Building
                      Faneuil Hall Marketplace
                      Boston, Massachusetts  02109
                      Attn: Mike Markos

                      with a copy to:

                      Eckert Seamans Cherin & Mellott, LLC
                      One International Place, 18th Floor
                      Boston, Massachusetts 02110
                      Attn: William F. Miller, Esq.

         Notice shall be deemed given on the date delivered (or the date of refusal of delivery) if sent by overnight delivery or certified or registered mail.

         13.2 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the Disclosure Schedules and the other the exhibits and schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties hereto in respect of its subject matter and supersede all prior agreements and understandings (oral or written) between or among the parties hereto with respect to such subject matter. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties hereto with respect thereto. The Disclosure Schedules and the other exhibits and schedules attached hereto constitute a part hereof as though set forth in full above. This Agreement is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

         13.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. The Company hereby agrees to pay any and all sales, transfer, use and similar taxes or fees which may become due and owing as a result of the completion of the transactions contemplated hereby.

         13.4 AMENDMENT; WAIVER; BINDING EFFECT; ASSIGNMENT. This Agreement may not be modified, amended, supplemented, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto; provided, however, that after the Closing Date, Exult may assign its rights and obligations under this Agreement to a successor in interest, without the written consent of the Company, provided that (a) such successor assumes the obligations of Exult hereunder and, unless such assignment is effective automatically as a matter of law, executes and delivers to the Company and the Shareholder Representative an agreement to be bound by the terms hereof and (b) no such assignment shall release or limit the obligations of Exult and Exult Equity Partners, Inc. hereunder.

         13.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A facsimile signature of any party shall be considered to have the same binding legal effect as an original signature.

         13.6 GOVERNING LAW; VENUE; WAIVER OF JURY. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of California applicable to contracts executed and to be wholly performed within such State. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this agreement may be brought against any of the parties hereto in the courts of the State of California, or in any United States District Court for the Central District of California if it has or can acquire jurisdiction, and each of the parties hereto consents to the jurisdiction of such courts and of the appropriate appellate courts in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Nothing in this Section 13.6 shall affect the right of any party hereto to serve legal process in any other manner permitted by law or at equity. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. Each Shareholder hereby irrevocably waives any right to a trial by jury in any legal proceedings or to have a jury participate in resolving any disputes or claims, whether any such proceedings, disputes or claims relate to or arise in contract, tort or otherwise, whether with respect to this Agreement or any other documents or instruments delivered in connection with this Agreement or the transactions contemplated hereby.

         13.7 SEVERABILITY. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. Except for the provisions of Section 7.6 hereof, if any provision of this Agreement, or any part thereof, is deemed by a court of competent jurisdiction to exceed the time, geographic or other limitations imposed by applicable law, then such provision or such part shall be deemed reformed to the maximum time or geographic or other limitation (as the case may be) permitted by applicable law without affecting or rendering invalid or unenforceable the remaining terms or provisions of this Agreement.

         13.8 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         13.9 CONSTRUCTION. The parties hereto agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. The mere listing (or inclusion of copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty relates solely to the existence of the document or other items itself).

         IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.


                                   EXULT, INC.


                                   By:
                                       -----------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------



                                   GUNN PARTNERS INC.


                                   By:
                                       -----------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------



                                   SHAREHOLDERS:


                                   ---------------------------------------------
                                   individually


                                   ---------------------------------------------
                                   individually


                                   ---------------------------------------------
                                   individually


                                   ---------------------------------------------
                                   individually


                                   ---------------------------------------------
                                   individually


                                   ---------------------------------------------
                                   individually

                                   ---------------------------------------------
                                   individually


                                   ---------------------------------------------
                                   individually


                                   ---------------------------------------------
                                   individually


                                   ---------------------------------------------
                                   individually


                                   ---------------------------------------------
                                   individually


                                   ---------------------------------------------
                                   individually